Exhibit 5.11

CONSENT OF MARK WANLESS

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Technical Report titled “Technical Report on Gaocheng Silver-Lead-Zinc Project in Guangdong Province, China” dated July 20, 2024, which is included in, or incorporated by reference into, the Registration Statement on Form F-10, being filed with the United States Securities and Exchange Commission and any amendments and exhibits thereto, of Silvercorp Metals Inc.

/s/ Mark Wanless
Name: Mark Wanless, Pr.Sci.Nat, FGSSA
Title: Principal Geologist
SRK Consulting (South Africa) (Pty) Ltd. (SRK ZA)
Date: September 4, 2025